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                                                                    EXHIBIT 23.0

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-06913 and 333-62977 of SGV Bancorp, Inc. on Form S-8 of our report dated August 31, 1999, appearing in the Annual Report on Form 10-K of SGV Bancorp, Inc. for the year ended June 30, 1999.

/s/ Deloitte & Touche LLP

Costa Mesa, California
September 17, 1999